Exhibit 5.1
December 22, 2025

Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
Ladies and Gentlemen:
We have acted as counsel to Quanterix Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale of up to 893,465 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to awards granted under the 2025 Inducement Plan (the “Inducement Plan”), pursuant to the registration statement on Form S-8 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).
We have reviewed the Registration Statement, the Inducement Plan, the Amended and Restated Certificate of Incorporation of the Company, and the Amended and Restated By-laws of the Company.
We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.
We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when duly issued in accordance with the terms of the Inducement Plan and any award agreements duly adopted thereunder and in accordance therewith, will be validly issued, fully paid and non-assessable.
We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Covington & Burling LLP